UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust II

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 700, Milwaukee, Wisconsin 53204

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Defiance Daily Target 2X Long RYAAY ETF

Defiance Daily Target 2X Long UMAC ETF

Defiance Daily Target 2X Long WYFI ETF

Defiance Daily Target 2X Long ABAT ETF

Defiance Daily Target 2X Long PRME ETF

Defiance Daily Target 2X Long KULR ETF

Defiance Daily Target 2X Long SPCE ETF

Defiance Daily Target 2X Long ALMU ETF

Defiance Daily Target 2X Long FJET ETF

Defiance Daily Target 2X Long RYCEY ETF

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act Registration file number to which this form relates: 333-264478

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 583 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-264478 and 811-23793), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-26-009034) on April 24, 2026, which is incorporated herein by reference.

The Trust currently consists of 432 registered series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Defiance Daily Target 2X Long RYAAY ETF

Defiance Daily Target 2X Long UMAC ETF

Defiance Daily Target 2X Long WYFI ETF

Defiance Daily Target 2X Long ABAT ETF

Defiance Daily Target 2X Long PRME ETF

Defiance Daily Target 2X Long KULR ETF

Defiance Daily Target 2X Long SPCE ETF

Defiance Daily Target 2X Long ALMU ETF

Defiance Daily Target 2X Long FJET ETF

Defiance Daily Target 2X Long RYCEY ETF

41-4520498 41-4549123 41-4576787 41-4516361 41-4549248 41-4576891 41-4520327 41-4549342 41-4576670 41-4608209

Item 2.     Exhibits

A.	Certificate of Trust dated January 13, 2022, as filed with the state of Delaware on January 13, 2022, for Tidal Trust II (formerly Tidal ETF Trust II) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on April 26, 2022.
B.	Certificate of Amendment to Certificate of Trust dated November 11, 2022, as filed with the state of Delaware on November 14, 2022, for the Registrant is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement, Post-Effective Amendment 28, on Form N-1A, as filed with the SEC on November 14, 2022.
C.	Registrant’s Third Amended and Restated Declaration of Trust, adopted as of November 9, 2023, is incorporated herein by reference to Exhibit (a)(iii) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 135, as filed with the SEC on November 20, 2023.
D.	Registrant’s Amended and Restated By-Laws, effective as of December 15, 2025, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 513, as filed with the SEC on January 13, 2026.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust II

April 27, 2026

By: /s/ Eric W. Falkeis

Name: Eric W. Falkeis

Title: Principal Executive Officer